UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2005

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008
(Address of principal executive offices) (Zip Code)

(503) 469-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 6, 2005, the Board of Directors of Digimarc Corporation (the “Company”) appointed William J. Miller to the Board of Directors to serve as a Class I Director and Bernard Whitney to the Board of Directors to serve as a Class II Director.  Messrs. Miller and Whitney will also serve as members of a committee of the Company’s Board of Directors that was established to investigate claims asserted in certain purported shareholder derivative lawsuits filed against certain of the Company’s officers and directors.  In accordance with the Bylaws of the Company, Mr. Miller’s term will expire at the Company’s 2006 Annual Meeting of Stockholders, and Mr. Whitney’s term will expire at the Company’s 2007 Annual Meeting of Stockholders.

A copy of a press release dated June 8, 2005 announcing the appointment of Messrs. Miller and Whitney is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Digimarc Corporation, dated June 8, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                    June 10, 2005

By:	/s/ Michael McConnell
Michael McConnell
Chief Financial Officer and Treasurer

DIGIMARC CORPORATION

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Digimarc Corporation, dated June 8, 2005.